Item 30. Exhibit (h) i. b. 1. v.

AMENDMENT NO. 5

FUND PARTICIPATION AGREEMENT

This Amendment, dated as of April 2 , 2024, amends the Fund Participation Agreement (the “Agreement”), dated the 7th day of March, 2003, as amended, by and among C.M. Life Insurance Company (on behalf of itself and certain of its separate accounts, hereinafter referred to as “C.M. Life”); American Funds Insurance Series (“Series”); American Funds Service Company (“Transfer Agent”); American Funds Distributors, Inc. (“AFD”), and Capital Research and Management Company (“CRMC”).

WHEREAS, C.M. Life, Series, Transfer Agent, AFD and CRMC desire to amend the Agreement in certain respects;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	The first four sentence of Section 4 are deleted in their entirety and are replace with the following sentences:

The Series agrees to make Class 1, Class 1A and Class 2 shares of all Funds hereto available to the Contracts. C.M. Life agrees to give the Series and CRMC at least (thirty) 30 days’ notice prior to adding additional Funds as underlying investment options to the Contracts. CRMC reserves the right to approve any proposed addition by C.M. Life.

2.	Schedule A is replaced in its entirety with the revised Schedule A attached hereto.

3.	Schedule B is deleted in its entirety.

Except as expressly set forth above, all other terms and provisions of this Agreement shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

C.M. Life Insurance Company (on behalf of itself and each Account)
By:	/s/ Philip Michalowski
Name:	Philip Michalowski
Title:	Head of Annuity Product
Date:	April 2, 2024

American Funds Insurance Series

By:	/s/ Michael W. Stockton
Name:	Michael W. Stockton
Title:	Executive Vice President
Date:	3/27/2024

Capital Research and Management Company

By:	/s/ Tim McHale
Name:	Tim McHale
Title:	Sr. VP & Sr. Counsel, Fund Business Group
Date:	3/27/24

American Funds Service Company

By:	/s/ Joshua R. Diggs
Name:	Joshua R. Diggs
Title	Authorized Signatory
Date:	March 27, 2024

American Funds Distributors, Inc.

By:	/s/ Tim McHale
Name:	Tim McHale
Title:	Secretary
Date:	3/27/24

Schedule A

Survivorship Variable Universal Life

Survivorship Variable Universal Life II

Variable Universal Life

C.M. Life Electrum Select

Apex VUL®